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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements No. 33-66400 and 333-22107 of First Hawaiian, Inc. (now known as BancWest Corporation) on Forms S-8 of our report dated January 19, 1996 (relating to the financial statements of BancWest Corporation and its subsidiaries not presented separately herein) appearing in this Current Report on Form 8-K/A of BancWest Corporation as of November 1, 1998.



DELOITTE & TOUCHE LLP
December 30, 1998
San Francisco, California